Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 8, 2012 relating to the financial statements of Tyco Flow Control International LTD. (Formerly Tyco Holdings (Bermuda) No. 14 Limited), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

May 8, 2012